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Exhibit 10.5

The warrants represented by this certificate will be void and of no value unless exercised in accordance with the terms hereof by 5:00 p.m. (PST) on February 22, 2002.

SHARE PURCHASE WARRANT
TO ACQUIRE COMMON SHARES OF

PHAGE THERAPEUTICS INTERNATIONAL INC.

(Incorporated under the laws of Florida)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
AND IS NOT TRANSFERABLE EXCEPT AS PROVIDED HEREIN

WARRANT CERTIFICATE NO.	Certificate for Warrants, each entitling the holder to acquire one common share of Phage Therapeutics International Inc.

THIS IS TO CERTIFY THAT, for value received,

or registered assigns, (the "Warrant Holder") is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Phage Therapeutics International, Inc., a corporation incorporated under the laws of the State of Florida ("Company"), subject to the terms and conditions of this Warrant Certificate and in the Warrant Agreement (the "Warrant Agreement") referred to, at any time on or before the close of business on February 22, 2002 or, if the Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of the redemption (the "Expiration Date"), one fully paid and non-assessable share of Common Stock of the Company ("Common Stock") on presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in Salt Lake City, Utah, of Interwest Transfer Company, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and on payment of the Relevant Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $1.25 per share at any time on or before the end of one year from the date of acquisition of the Units and thereafter for $2.00 per share at any time on or before the end of two years from the date of acquisition. The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, re-capitalizations and the like, to prevent dilution. All Warrants not exercised on or before February 22, 2002 will expire.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated for reference February 22, 2000 ("Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance. The Warrant Agreement is incorporated by reference and made a part and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer off-ice of the Warrant Agent or may be obtained on written request addressed to the Company at 22116 — 23rd Drive SE, Bothell, Washington 98021, Attention: Chief Financial Officer.

The Company will not be required on the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but will make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company on exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to be filed during the term of the Warrants about sales under the Securities Act of 1933, and to take the action under the laws of various states as may be required to cause the sale of

THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A HOLD PERIOD IN BRITISH COLUMBIA AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND RULES MADE UNDER THE ACT.

EXERCISE FORM

TO:	PHAGE THERAPEUTICS INTERNATIONAL INC. c/o Interwest Transfer Company, Inc. 1981 East 4800 South, Suite 100 Salt Lake City, Utah 84117
(the "Company")

The undersigned subscribes for       common shares of the *      * common shares in the capital stock of the Company referred to in the warrant certificate surrendered herewith according to the terms and conditions thereof and herewith makes payment of cash, wire transfer, or certified cheque of the purchase price in full for the shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

Name:

Address:

Please deliver the share certificate and, if applicable, a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.

DATED this   day of         , 2000.

Signature Guaranteed
Per:

Per:

INSTRUCTIONS TO WARRANT HOLDERS

    The registered holder may exercise the right to acquire common shares in the capital of the Company by completing the above form and surrendering this warrant certificate to Phage Therapeutics

International Inc. c/o Interwest Transfer Agency, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. The rights of the registered holder stop if the Warrants are not exercised prior to 5:00 p.m. (PST) on the Expiry Date.

    For your own protection, it would be wise to register if forwarding by mail. The maximum number of common shares which you may acquire is set out in the upper right hand corner of the face of this warrant certificate. Certificates for shares and certificates for any remaining warrants will be delivered or mailed as soon as practicable after your exercise. Terms and expressions used above will have the meanings attributed in the warrant certificate.

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SHARE PURCHASE WARRANT TO ACQUIRE COMMON SHARES OF PHAGE THERAPEUTICS INTERNATIONAL INC.